                                                                   Exhibit 23.02

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 30, 2001 (except Note 11, as to which the date is October 4, 2001) in the Registration Statement (Form S-1) and related Prospectus of NetScreen Technologies, Inc. for the registration of shares of its common stock.

    Our audit also included the financial statement schedule of NetScreen Technologies, Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule, referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP

San Jose, California
October 4, 2001